Filed Pursuant to Rule 424(b)(2)
Registration No. 333-290695
Prospectus Supplement
(To Prospectus dated October 2, 2025)

59,153,963 Shares of Class A Common Stock
This prospectus supplement relates to the issuance and sale of up to 59,153,963 shares of class A common stock, par value $0.001 per share (the “Common Stock”), by GameStop Corp., a Delaware corporation (“GameStop,” “Company,” “we,” “our,” “us,” and like expressions), upon the exercise of warrants issued by GameStop on October 7, 2025, as a distribution to all holders of the shares of Common Stock and the Company’s 0.00% Convertible Senior Notes due 2030 (the “2030 Notes”) and 0.00% Convertible Senior Notes due 2032 (the “2032 Notes”, and together with the 2030 Notes, the “Convertible Notes”) on the Record Date (as defined below) (each, a “Warrant” and, collectively, the “Warrants”).
Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “GME.” On October 6, 2025, the last reported sale price of our Common Stock on the NYSE was $25.05 per share. Our common stock has experienced extreme volatility in price and trading volume. From February 2, 2025 to October 6, 2025, the closing price of our common stock on the NYSE ranged from as low as $20.73 to as high as $35.81 and daily trading volume ranged from approximately 1,998,200 to 172,324,500 shares. During such period, we did not experience any material changes in our financial condition or results of operations that would explain such price volatility or trading volume. Furthermore, since January 2021 through the date hereof, the market price of our common stock has seen extreme price fluctuations that do not appear to be based on the underlying fundamentals of our business or results of operations. Investors that purchase shares of our common stock in this offering may lose a significant portion of their investments if the price of our common stock subsequently declines. Please see the section of this prospectus supplement titled “Risk Factors.”
The Company has declared a distribution (the “Warrant Distribution”) of transferable Warrants at no charge to all of its stockholders of record and holders of record of the Convertible Notes on October 3, 2025 (the “Record Date”). The Company distributed one (1) Warrant for every ten (10) issued and outstanding shares of Common Stock. Holders (“other eligible recipients”) of the Convertible Notes also received, at the same time and on the same terms as holders of Common Stock, Warrants without having to convert such other eligible recipient’s Convertible Notes as if such other eligible recipient held a number of shares of Common Stock, equal to the product of (i) the Conversion Rate (as defined in the applicable indenture for the Convertible Notes) in effect on the Record Date and (ii) the aggregate principal amount (expressed in thousands) of Convertible Notes held by such other eligible recipient on such date.
The Warrants may be exercised at any time in accordance with their terms until October 30, 2026, subject to the conditions set forth in the Warrants. Each Warrant entitles the holder thereof to purchase from us one share of Common Stock at an initial Warrant Exercise Price of $32.00 per Warrant, subject to certain adjustments. Holders can only exercise a Warrant by paying the Warrant Exercise Price to acquire the shares of Common Stock in cash.
Based on the number of shares of Common Stock issued and outstanding and the principal amount of the Convertible Notes outstanding as of October 3, 2025, if all Warrants issued in the Warrant Distribution were exercised, we would have 507,062,653 shares of Common Stock issued and outstanding following the completion of the exercise period for the Warrants.
The Warrants have been issued by the Company pursuant to a warrant agreement, dated October 7, 2025, between the Company and Computershare Trust Company N.A., as Warrant Agent (the “Warrant Agreement”). The Warrants are transferable and are expected to trade on NYSE under the ticker GME WS. However, there can be no assurance that an orderly, liquid trading market for the Warrants will develop. Any trading value of the Warrants will be determined by the market.
The Company will receive proceeds from the exercise of the Warrants for cash. See “Use of Proceeds” in this prospectus supplement.
Investing in the securities offered by this prospectus supplement involves substantial risks. You should carefully consider the risks described under the “Risk Factors” section of this prospectus supplement beginning on page S-6 and similar sections in our filings with the Securities and Exchange Commission (“SEC”) incorporated by reference herein before buying any of the shares of Common Stock offered hereby.
Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is October 7, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein or contained in a free writing prospectus we have prepared. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.
Neither we, nor any of our representatives are making any representation to you regarding the legality of an investment in our securities by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our securities.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents that we incorporate by reference herein contain “forward-looking statements” within the meaning of the safe harbor from civil liability set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Forward-looking statements include, among others, statements about our future financial condition, results of operations, our business strategy and objectives, including our acquisition strategy, our value-add initiatives, occupancy and leasing rates and trends, and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital). Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks, including, without limitation:
•economic, social, and political conditions in the markets in which we operate;
•the competitive nature of our industry, including competition from multi-channel retailers, ecommerce businesses, and others;
•the cyclicality of the video game industry;
•our dependence on the timely delivery of new and innovative products from our vendors;
•the impact of technological advances in the video game industry and related changes in consumer behavior on our sales;
•interruptions to our supply chain or the supply chain of our suppliers;
•our dependence on sales during the holiday selling season;
•our ability to obtain favorable terms from current and future suppliers and service providers;
•our ability to anticipate, identify and react to trends in pop culture with regard to our sales of collectibles;
•our ability to maintain strong retail and ecommerce experiences for our customers;
•our ability to keep pace with changing industry technology and consumer preferences;
•our ability to manage our profitability and cost reduction initiatives;
•turnover in senior management or our ability to attract and retain qualified personnel;
•potential damage to our reputation or customers’ perception of the Company;
•our ability, or the ability of the third parties with whom we work, to maintain the security or privacy of customer, associate or Company information;
•occurrence of weather events, natural disasters, public health crises and other unexpected events;
•our ability to contain or reduce inventory shrinkage;
•potential failure or inadequacy of our computerized systems;
•the ability of our third party delivery services to deliver products to our retail locations, fulfillment centers and consumers and changes in the terms we have with such service providers;
•the ability and willingness of our vendors to provide marketing and merchandising support at historical or anticipated levels;
•restrictions on our ability to purchase and sell pre-owned products;
•our ability to renew or enter into new leases on favorable terms;
•unfavorable changes in our global tax rate;

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•legislative actions;
•our ability to comply with federal, state, local and international laws, regulations and statutes;
•changes to tariff and import/export regulations;
•potential future litigation and other legal proceedings;
•volatility in the value of our investments and securities;
•concentration of our investment portfolio into one or fewer holdings;
•variation in our earnings due to our current and potential future holdings of equity securities or certain crypto-currencies, including our current holdings of Bitcoin;
•exposure to risks associated with Bitcoin and stablecoins or other crypto-currencies;
•our failure to deal appropriately with conflicts of interest;
•restrictions on our activities and burdensome compliance requirements if we are deemed to be an investment company under the Investment Company Act;
•the recognition of losses in a particular investment even if we have not sold the investment;
•volatility in our common stock price, including volatility due to potential short squeezes;
•the availability of content via public media that is published by third parties, including blogs, posts, articles, message boards and social and other media that may include statements not attributable to the Company and may not be reliable or accurate;
•the availability and future sales of substantial amounts of our common stock;
•future sales of our common stock in the public markets by our insiders or the perception that these sales may occur;
•fluctuations in our results of operations from quarter to quarter;
•the restrictions contained in the agreements governing our convertible notes;
•our ability to service our debt, including the convertible notes;
•our ability to settle conversions of, or repurchase, the convertible notes;
•dilution to current stockholders caused by the conversion of our convertible debt securities;
•risks associated with our investments in marketable, nonmarketable and interest-bearing securities, including the impact of such investments on our financial results;
•our failure to timely file reports with the SEC, which may restrict our ability to register the offer and sale of our securities using a registration statement on Form S-3, including this registration statement on Form S-3;
•our ability to generate sufficient cash flow to fund our operations;
•our ability to incur additional debt; and
•our ability to maintain effective control over financial reporting.
The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Please refer to the section entitled “Risk Factors” for additional information as to risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and investors should not rely upon these forward-looking statements after the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary provides an overview of our company and our business. This summary is not complete and does not contain all of the information you should consider before purchasing our securities. You should carefully read all of the information contained or incorporated by reference in this prospectus supplement and any accompanying prospectus, including the “Risk Factors” and our consolidated financial statements and related notes contained herein and therein, before making an investment decision. Unless we specify otherwise, all references in this prospectus to “we,” “our,” “us,” “GameStop” and the “Company” refer to GameStop Corp.
About GameStop
We are a leading specialty retailer offering games and entertainment products through our thousands of stores and ecommerce platforms. We were established in 1996 and, as of February 1, 2025, had a total of 3,203 stores across all of our segments. Our stores and ecommerce sites operate primarily under the names GameStop, EB Games and Micromania. We operate our business in three geographic segments: United States, Australia and Europe. Our business strategy involves (i) using our cash and other sources of liquidity to maximize shareholder value, including through potential investment and/or acquisition opportunities and (ii) optimizing our retail business to achieve profitability.
Corporate Information
We were incorporated in Delaware in 1996. Our principal executive office is located at 625 Westport Parkway, Grapevine, Texas 76051, and our telephone number is (817) 424-2000. Our website address is www.gamestop.com. None of the information on, or accessible through, our website is incorporated in or constitutes a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING
This summary highlights the information contained elsewhere in this prospectus supplement. You should read carefully the following summary together with the more detailed description of the terms of the Warrants and Common Stock contained elsewhere in this prospectus supplement. See “Description of the Warrants” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus.

Issuer:	GameStop Corp.
The Warrant Distribution:
Our Board of Directors declared a distribution of transferable Warrants at no charge to all of our stockholders. We distributed on October 7, 2025 (the “Distribution Date”), one Warrant for every ten shares of our Common Stock. Other eligible recipients are holders of our Convertible Notes, who received, at the same time and on the same terms as holders of Common Stock, Warrants without having to convert such other eligible recipient’s Convertible Notes as if such other eligible recipient held a number of shares of Common Stock equal to the product of (i) the Conversion Rate (as defined in the applicable indenture for the Convertible Notes) in effect on the Record Date (defined below); and (ii) the aggregate principal amount (expressed in thousands) of Convertible Notes held by such other eligible recipient on such date. Each Warrant entitles the holder thereof (the “Holder”) to purchase, at the Holder’s sole and exclusive election, at the Warrant Exercise Price (defined below), one share of Common Stock as set forth in “Warrant Shares” below and subject to certain adjustments described in the “Description of the Warrants–Adjustment and Notice Provisions” below.
We issued a total of 59,153,963 Warrants (which represent the right to purchase up to 59,153,963 shares of Common Stock, assuming that no Warrants or shares of Common Stock are rounded down). Our officers, directors, employees and affiliates and their respective affiliates who are also stockholders or other eligible recipients are receiving Warrants similar to all other stockholders and other eligible recipients.
Holders may exercise all or a portion of their Warrants or choose not to exercise any Warrants at all, or may otherwise sell or transfer their Warrants, in each case, in their sole and absolute discretion, subject to applicable law.

No Fractional Warrants:
The Warrant Agent (defined below) is not required to effect any transaction that would result in the issuance of a fraction of a Warrant. If any fractional Warrant was otherwise required to be issued or distributed, we rounded down the total number of Warrants to be issued to the relevant Holder to the nearest whole number. As a result, stockholders who owned fewer than ten shares (or combined multiples thereof) as of the Record Date were not entitled to any Warrants as a result of holding such shares.
For example, a shareholder who owned 520 or 528 shares of Common Stock would have received 52 Warrants, and a shareholder who owned 2,300 or 2,306 shares of Common Stock would have received 230 Warrants. Other eligible recipients holding our Convertible Notes as of the Record Date also received Warrants based on the same ratio in the manner determined by the respective governing indenture. For each $1,000 principal amount of Convertible Notes, other eligible recipients holding the 2030 Notes received 3.34970 Warrants and other eligible recipients holding the 2032 Notes received 3.45872 Warrants, in each case rounded down to the nearest whole number for any fractional Warrant. As an example, an other eligible recipient holding $40,000 principal amount of the 2030 Notes would have received 133 Warrants.

Record Date:	5:00 p.m., New York City time, October 3, 2025.

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Shares of Common Stock Outstanding:	As of the Record Date, 447,908,690 shares of our Common Stock were issued and outstanding.
Shares of Common Stock Outstanding Assuming Complete Exercise of the Warrants:
We will not issue any shares of Common Stock directly in the Warrant Distribution. Based on the number of shares of Common Stock outstanding as of the Record Date, if all 59,153,963 Warrants issued in the Warrant Distribution were exercised, we would have 507,062,653 shares of Common Stock outstanding (in each case, assuming no Warrants or shares of Common Stock are rounded down).

Warrant Shares:
Each Warrant will be exercisable for one share of our Common Stock, subject to certain adjustments described in “Strike Price and Warrant Exercise Rate Adjustments” below. Such number of shares of Common Stock, as it may be adjusted, is referred to as the “Warrant Exercise Rate.”

No Fractional Shares:	The Company will not issue fractional shares of Common Stock, or pay cash in lieu thereof, upon the exercise of the Warrants. If a stockholder would be entitled to receive a fractional number of shares of Common Stock upon exercise of the Warrants, we will round down the total number of shares of Common Stock to be issued to such stockholder to the nearest whole number. The Company’s calculation shall be determinative.
Exercise Price:
Initially $32.00 per Warrant (the “Warrant Exercise Price”), subject to certain adjustments described in “Strike Price and Warrant Exercise Rate Adjustments” below. The Warrant Exercise Price must be paid in cash.

Strike Price:	Initially $32.00 per share of Common Stock (the “Strike Price”), subject to certain adjustments described in “Strike Price and Warrant Exercise Rate Adjustments” below.
Issuance of Common Stock Upon Exercise of Warrants:	If you are a holder of record of our Common Stock and you exercise your Warrants to purchase Common Stock, our transfer agent will issue a direct registration account statement representing those shares to you as soon as practicable after the exercise of the Warrants. If your shares are held through a broker, dealer, custodian bank or other nominee and you exercise your Warrants, your account at your nominee will be credited with those shares as soon as practicable following the exercise of your Warrants.
Exercise Period:
Subject to applicable laws and regulations, the Warrants may be exercised at any time starting on the date of issuance until 5:00 p.m. New York City time on the Expiration Date (defined below).
Any otherwise valid exercise of Warrant submitted after the applicable deadline for exercise may, in the sole and absolute discretion of the Company, be accepted and honored. The Company’s decision with respect to any such exercise shall be determinative.

Expiration Date:	The Warrants will expire and cease to be exercisable at 5:00 p.m. New York City time on October 30, 2026 (the “Expiration Date”).
Form, Transfer and Exchange:	Indirect “street name” holders of Warrants should contact their broker, bank or other intermediary for information on how to transfer or exercise Warrants. The deadlines of such intermediaries or of the DTC may be earlier than the stated deadlines set forth in the Warrant Agreement and described in this prospectus supplement. Record holders of Warrants should contact the Warrant Agent for information on how to transfer or exercise Warrants. The deadlines established by the Warrant Agent may also be earlier than the stated deadlines set forth in the Warrant Agreement and described in this prospectus supplement.

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Strike Price and Warrant Exercise Rate Adjustments:
The Warrant Exercise Rate and Strike Price are subject to certain adjustments for events including: (i) stock dividends, share splits, and share combinations; (ii) rights issuances, (iii) other distributions, (iv) spin-offs, (v) cash dividends and (vi) tender or exchange offers, and for these types of events the Warrant Exercise Rate and Strike Price will be adjusted simultaneously and such adjustment will be inverse against each other. In addition, the Strike Price may be voluntarily decreased by the Company and the Warrant Exercise Rate may be voluntarily increased by the Company from time to time. Following any such adjustment, the Warrant Exercise Price will be adjusted to be equal to the product of the Warrant Exercise Rate and Strike Price.

Use of Proceeds:	Assuming that all Warrants distributed are fully exercised for cash, we would receive proceeds of approximately $1.9 billion in the aggregate, after deducting estimated commissions and estimated offering expenses. We intend to use the proceeds of any Warrant exercises for general corporate purposes.
Absence of a Public Market:	The Warrants are new securities and there is no established trading market for the Warrants. Accordingly, there can be no assurances as to the development or liquidity of any market for the Warrants. The Warrants will be listed for trading on the NYSE under the ticker GME WS. There can be no assurance that any such market will be available for trading of the Warrants.
Listing of Shares of Common Stock:	Shares of our Common Stock trade on the NYSE under the symbol GME.
Maintenance of Registration Statement:
We will use our commercially reasonable efforts to keep a registration statement effective, subject to certain exceptions, covering the issuance of the Common Stock issuable upon the exercise of the Warrants. If the registration statement ceases to be effective for any reason at the time of exercise of any Warrants, the right to exercise Warrants shall be automatically suspended until such registration statement becomes effective (any such period, an “Exercise Suspension Period”). The Company shall provide notice by press release, with a copy to the Warrant Agent, of any Exercise Suspension Period. If the Expiration Date would otherwise fall in an Exercise Suspension Period, notwithstanding anything to the contrary in the Warrant Agreement, the Expiration Date shall be delayed by the greater of five business days and the number of days included in such Exercise Suspension Period.

Rights as a Stockholder:
Holders of Warrants do not have any rights as a stockholder with respect to the shares of Common Stock issuable upon exercise of the Warrants prior to the time such Warrants are validly exercised, and the Warrant Exercise Price is paid.

Settlement:
Shares of Common Stock issuable upon exercise of Warrants will be delivered to the applicable Holder after the applicable Exercise Date (as defined in the Warrant Agreement) on our Common Stock transfer agent’s standard turnaround time, which we expect to occur within two trading days after such exercise.

Governing Law:	The Warrants and the Warrant Agreement under which they are issued are governed by the laws of the State of New York.
Warrant Agent:	Computershare Trust Company N.A.
Financial Advisor:	Jefferies LLC

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Risk Factors:	You should carefully read the section entitled “Risk Factors” on page S-6 of this prospectus supplement and on page 5 of the accompanying prospectus.
U.S. Federal Income Tax Consequences:
You should carefully read the section entitled “Description of the Warrants–Certain U.S. Federal Income Tax Consequences” on page S-23 of this prospectus supplement, and consult your tax advisors on tax treatment of the Warrants.

Important Dates
Please take note of the following important dates and times in connection with the Warrants and shares of Common Stock.

Relevant Date	Calendar Date or Method of Determination of Date
Record Date for holders of Common Stock who Received Warrant Distribution:	October 3, 2025
Issuance Date of Warrant Distribution:	October 7, 2025
Expiration Date:	October 30, 2026.
Deadline for Exercise if the Warrants Expire:	5:00 p.m. New York City time on the Expiration Date.
Dates Warrants can be Exercised:	From the issuance date of the Warrants until 5:00 p.m. New York City time on the Expiration Date.
Date of Payment of Warrant Exercise Price for Valid Exercise of Warrants:	The Warrant Exercise Price for the Warrants must be paid prior to 5:00 p.m. New York City time on the applicable Exercise Date.
Settlement Date for exercises of Warrants:	On our Common Stock transfer agent’s standard turnaround time, which we expect to occur within two trading days after such exercise.

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RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, as well as any amendments or updates thereto reflected in subsequent filings we make with the SEC. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
The price of the Warrants may decline rapidly and significantly following their distribution.
If there is little or no market demand for the Warrants once trading begins, the trading price of the Warrants will likely decline following their distribution. Warrants are being distributed all at once, which could lead to demand and supply imbalances and cause the trading price of the Warrants to decline rapidly and significantly.
An active public market for the Warrants may not develop, which would adversely affect the liquidity and market price of the Warrants.
Prior to this Warrant Distribution, there has been no existing trading market for the Warrants. After we issue the Warrants and they start to trade on NYSE, they will be subject to trading dynamics over which we will have no control. An active and orderly trading market for the Warrants may never develop or, if it develops, it may not be sustained. The trading market for the Warrants may lack adequate size, liquidity or price transparency or may have an unusually high bid-ask spread. You may be unable to sell your Warrants at a price that is favorable to you.
The trading price for the Warrants may bear little or no relationship to traditional valuation methods, or to the market price of our Common Stock, and therefore the trading price of the Warrants may fluctuate significantly following their issuance.
The trading price of the Warrants may have little or no relationship to, and may be significantly lower, or at times higher, than the price that would otherwise be established using traditional indicators of value, such as our future prospects and those of our industry in general; future potential revenues, earnings, cash flows, and other financial and operating information, or multiples thereof; market prices of securities and other financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. Potential investors should not buy Warrants in the open market unless they are willing to take the risk that the trading price of the Warrants could fluctuate and decline significantly.
Hedging arrangements relating to the Warrants may affect the value and volatility of our Common Stock or other securities of ours.
In order to hedge their financial positions, Holders of the Warrants may enter into hedging transactions with respect to our Common Stock or other securities of ours, may unwind or adjust hedging transactions and may purchase or sell large blocks of our Common Stock or other securities of ours in one or more market transactions. The effect, if any, of these activities on the trading price of our Common Stock or such other securities will depend in part on market conditions and cannot be known in advance, but any of these activities could adversely affect the value and price volatility of our Common Stock or such other securities.
Exercising the Warrants is a risky investment and you may not be able to recover the value of your investment in the Common Stock received upon exercise of the Warrants. You should be prepared to sustain a loss of the Warrant Exercise Price of your Warrants.
As of October 6, 2025, the last reported price of our Common Stock on NYSE was $25.05 per share. In order for you to recover the value of your investment in the shares of Common Stock received upon exercise of a Warrant at the

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Warrant Exercise Price, the value per share of Common Stock must be more than the Strike Price of the Warrants. If the value of the shares of Common Stock you receive upon exercise of a Warrant is lower than the amount you pay to the exercise such Warrant, you could sustain a financial or other loss from exercising such Warrant. We cannot assure you that the value per share of our Common Stock will not fluctuate or decline significantly below the Strike Price in the future, in which case you could incur substantial losses.
You may lose some or all of your financial investment after exercising a Warrant.
You may incur a financial or other loss upon or subsequent to the exercise of a Warrant due to a drop in our stock price, or by a failure to timely deliver Warrant shares as of any particular date after exercise, or for other reasons. If the market value of our Common Stock price declines, you may be unable to resell your shares at or above the price at which you acquired them through the exercise of Warrants. We cannot assure you that the price of our Common Stock will not fluctuate or decline significantly below your exercise price in the future, in which case you could incur substantial losses.
Speculation in our publicly-traded Common Stock or Warrants may result in extreme price volatility.
Our stockholders or Warrant holders or outside investors may speculate on the direction of movements in the price of our Common Stock or Warrants. Speculation in the price of our Common Stock or Warrants may involve long and short exposures. Sudden changes in demand or supply for our Common Stock or Warrants due to speculation or other reasons may create trading anomalies that add volatility to the trading price of these securities. The volatility or direction of our stock price or Warrant price may be unrelated or disproportionate to our operating results, which could cause significant losses to your investments.
The settlement process for shares of Common Stock issuable upon exercise of Warrants is outside of our control and may cause you to lose the value of your investment.
The settlement process with respect to exercised Warrants refers to the time between exercise of a Warrant and when the issued Common Stock is delivered to your account. The settlement process is conducted by outside parties and broker-dealers and is therefore outside of our control.
Under Rule 15c6-1 of the Securities Exchange Act of 1934, the standard settlement cycle for most broker-dealer transactions is one business day, unless the parties to any such trade expressly agree otherwise. We understand that under existing financial industry practices, delivery of the shares of Common Stock upon exercise of Warrants will likely not occur within one business day, and delivery may take several business days. You could experience a significant loss of your investment in exercising Warrants if the settlement process takes longer than anticipated or fails to settle.
The issuance of Common Stock upon the exercise of the Warrants may depress our stock price.
Subject to the adjustment provisions of the Warrant Agreement, if all Warrants distributed in the Warrant Distribution are exercised, we would issue 59,153,963 shares of Common Stock, which would be an approximately 13.2% increase from our number of shares outstanding, as of the Record Date. The issuance of such additional shares of Common Stock upon exercise of the Warrants, and the resale of such shares on the open market after their issuance, or the perception that such sales could occur, could result in significant downward pressure on our stock price.
In general, Holders of the Warrants will not be entitled to any of the rights of holders of our Common Stock.
In general, Holders of the Warrants will not be entitled to any rights with respect to our Common Stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock, but holders of the Warrants will be subject to all changes affecting our Common Stock.
In general, you will have rights with respect to our Common Stock only if you receive our Common Stock upon exercising the Warrants for cash and only as of the date when you become a record owner of the shares of our Common Stock upon such exercise. For example, if an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be the owner of the shares of our Common Stock due upon exercise of your Warrants, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock. However, there may be circumstances in which Holders of the Warrants participate, at the

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same time and upon the same terms as holders of our Common Stock, without having to exercise their Warrants, as if they held a number of shares of our Common Stock equal to the Warrant Exercise Rate per Warrant, as described in the “Description of the Warrants–Adjustment and Amendment Provisions–Adjustments to Strike Price, Warrant Exercise Rate and Warrant Exercise Price” below.
Future issuance of additional warrants may adversely affect the market price of the Warrants and the market price of our Common Stock.
Without the consent of any Holder of any Warrants, we may issue additional warrants with the same terms as the Warrants distributed on October 7, 2025 as described in this prospectus supplement, which additional warrants will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Warrants issued under the Warrant Agreement. We may issue such additional warrants through a sale or another distribution to holders of our Common Stock and other holders of our securities such as Convertible Notes and the Warrants. The issuance, sale or distribution of substantial amounts of such additional warrants, or the perception that such issuances, sale or distribution may occur, could adversely affect the trading price of the Warrants and the market price of our Common Stock.
Because we do not currently intend to pay cash dividends on our Common Stock, stockholders will benefit from an investment in our Common Stock primarily if it appreciates in value.
We do not currently anticipate paying any cash dividends on shares of our Common Stock. Any determination to pay dividends in the future would be made by our Board of Directors and would depend upon results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law, and other factors our Board of Directors would deem relevant. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our Common Stock.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds, if any, from the exercise of the Warrants, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Pending their use, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities or accounts. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes, which may include acquisitions and investments in a manner consistent with our investment policy. These investments and acquisitions may not yield a favorable return to our stockholders and the Company may lose the value of any net proceeds invested. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
The Warrants do not automatically exercise, and any Warrant you do not exercise prior to the Expiration Date will lose all financial value.
Your Warrants do not automatically exercise, even if the price per share of our Common Stock is at or above the Strike Price of the Warrants. You are entitled to exercise the full number of Warrants you hold or any portion thereof. Any Warrant held by you that are not exercised (including due to your failure to pay the Warrant Exercise Price when due) during the Exercise Period will expire unexercised, meaning the Warrants will no longer exist, and you will also not receive any shares of our Common Stock nor other value in connection with such Warrants.
Future sales or other dilution of our equity may adversely affect the market price of our Common Stock.
The Warrant Agreement does not restrict us from issuing additional shares of Common Stock to the public or under our employee and director compensation plans. We regularly evaluate opportunities to access capital markets, taking into account our capital needs, financial condition, strategic plans and other relevant considerations. The issuance of additional shares of Common Stock or common equivalent securities in future equity offerings will dilute the ownership interest of our existing Common Stockholders and may depress the trading value of the Warrants or our Common Stock. There can be no assurances that we will not in the future determine that it is advisable or necessary to issue additional shares of Common

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Stock or other securities convertible or exercisable for shares of Common Stock to fund our business needs. We also expect to continue to use equity and stock options to compensate our employees and directors and others. The market price of our Common Stock and the Warrants could decline significantly as a result of such offerings or issuances, or the perception that such offerings or issuances could occur.
Our registration statement covering the issuance of Common Stock issuable upon exercise of the Warrants may not be available at times.
We will use our commercially reasonable efforts to keep a registration statement effective, subject to certain exceptions, covering the issuance of the Common Stock issuable upon the exercise of the Warrants; however, we are not prohibited from suspending the use of the registration statement and can suspend it at any time at our discretion as described in this prospectus supplement under the heading “Description of the Warrants–Registration and Suspension.” If at the time of exercise of Warrants, there is no effective registration statement covering the issuance of the shares of Common Stock underlying the Warrants, the right to exercise Warrants shall be automatically suspended until such registration statement becomes effective (any such period, an “Exercise Suspension Period”). The Company shall provide notice by press release, with a copy to the Warrant Agent, of any Exercise Suspension Period. If the Expiration Date would otherwise fall in an Exercise Suspension Period, notwithstanding anything to the contrary in the Warrant Agreement, the Expiration Date shall be delayed by the greater of five business days and the number of days included in such Exercise Suspension Period.

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USE OF PROCEEDS
Assuming that the Warrants are fully exercised for cash, we expect that the net proceeds of this offering would be approximately $1.9 billion, after deducting estimated commissions and estimated offering expenses. We cannot assure you that any of the Warrants will be exercised or that, if any Warrants are exercised, we will use the resulting proceeds in a way with which you agree. We intend to use the net proceeds from the exercise of Warrants, if any, for general corporate purposes, which may include acquisitions and investments in a manner consistent with our investment policy. There are no current plans, commitments or arrangements to make any acquisitions or investments. Any future acquisitions or investments will be made in accordance with the Company’s applicable policies and procedures for such types of transactions, including the Company’s investment policy.

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DESCRIPTION OF THE WARRANTS
On October 7, 2025, the Company issued up to 59,153,963 Warrants as a distribution to holders of record of shares of Common Stock and other eligible recipients holding Convertible Notes on October 3, 2025 (the “Record Date”). The Warrants were issued by the Company pursuant to the Warrant Agreement. The following description of the Warrants and the Warrant Agreement is only a brief summary and is qualified in its entirety by reference to the complete description of the terms of the Warrants set forth in the Warrant Agreement (including the Form of Warrant attached thereto), which has been filed as an exhibit to our Current Report on Form 8-K, filed on the date of this prospectus supplement. The issuance of the Warrants has not been registered under the Securities Act because the issuance of a dividend in the form of a Warrant for no consideration is not a sale or disposition of a security or interest in a security for value pursuant to Section 2(a)(3) of the Securities Act. The Warrants will be listed for trading on the NYSE under the ticker GME WS.
Without the consent of any Holder, the Company may, subject to the provisions of the Warrant Agreement, originally issue additional warrants with the same terms as the Warrants distributed on October 7, 2025, which additional warrants will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Warrants issued under the Warrant Agreement; provided, however, that if any such additional warrants are not fungible, for federal income tax or federal securities laws purposes, with other warrants issued under the Warrant Agreement and assigned a CUSIP number, then such additional warrants will be identified by a separate CUSIP number or by no CUSIP number.
Warrant Exercise Rate and Strike Price
Each Warrant represents the right to purchase from the Company one share of Common Stock (the “Warrant Exercise Rate”) for cash at an initial exercise price of $32.00 (the “Warrant Exercise Price”) per Warrant, payable in U.S. dollars.
The Strike Price is initially $32.00 per share of Common Stock, and represents the purchase price per share of Common Stock that a Holder of a Warrant will be paying on a per share basis upon exercise of such Warrant. So long as the Warrant Exercise Rate is equal to one share of Common Stock, the Strike Price will be equal to the Warrant Exercise Price.
The Strike Price, the Warrant Exercise Rate and the Warrant Exercise Price are subject to certain adjustments described in the “Adjustment and Amendment Provisions” section below.
Expiration
Unless the Expiration Date is delayed as described below due to the occurrence of an Exercise Suspension Period, the Warrants will expire and cease to be exercisable at 5:00 p.m. New York City time on October 30, 2026 (the “Expiration Date”).
Subject to applicable laws and regulations and the terms of the Warrant Agreement, the Warrants may be exercised at any time starting on the date of issuance until 5:00 p.m. New York City time on the Expiration Date.
Form and Transfer
The Company issued the Warrants in uncertificated, direct registration form. Holders of the Warrants are not entitled to receive physical certificates. Registration of ownership is maintained by the Warrant Agent. If you are a holder of record of shares of Common Stock as of the Record Date, the Warrant Agent issued a direct registration account statement representing those Warrants. For holders of shares of Common Stock as of the Record Date that hold such shares through a broker, dealer, custodian bank or other nominee, the Warrants are represented by a global security registered in the name of a depository, which is the holder of all the Warrants represented by the global security. Those holders who own beneficial interests in a global Warrant do so through participants in the depository’s system, and the rights of these indirect owners are governed solely by the applicable procedures of the depository and its participants.
The Warrant Agent is not required to effect any registration of transfer or exchange that would result in any fraction of a Warrant. If any fractional Warrant was otherwise required to be issued or distributed, the Company or the Warrant Agent, as applicable, rounded down the total number of Warrants issued to the relevant holder to the nearest whole number.
Record owners of Warrants may transfer Warrants through the process established by the Warrant Agent. The transfer of beneficial interests in a global Warrant is governed by the applicable procedures of the depository and its participants.

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Accordingly, indirect, “street name” holders of Warrants should contact their broker, bank or other intermediary for information on how to transfer Warrants.
Exercise
Any Warrant may be exercised prior to 5:00 p.m. New York City time on the Expiration Date (as it may be delayed) by delivering a completed form of election to purchase shares of Common Stock and payment of the Exercise Price in cash. Any such delivery that occurs on a day that is not a Business Day or is received after 5:00 p.m., New York City time, on any given Business Day will be deemed received and exercised on the next succeeding Business Day. Record owners of Warrants may exercise Warrants through the process established by the Warrant Agent. The exercise of beneficial interests in a global Warrant is governed by the applicable procedures of the depository and its participants. Accordingly, indirect, “street name” holders of Warrants should contact their broker, bank or other intermediary for information on how to exercise Warrants.
If a registration statement is not effective at any time or from time to time, the right to exercise Warrants shall be automatically suspended until such registration statement becomes effective as described under “Registration and Suspension” below.
Upon delivery of Warrant Shares upon exercise of Warrants, the Company will issue such whole number of Warrant Shares as the exercising Holder is entitled to receive. The Company will not issue fractional shares of Common Stock, or pay cash in lieu thereof, upon the exercise of the Warrants. If a stockholder would be entitled to receive a fractional number of shares of Common Stock upon exercise of the Warrants, we will round down the total number of shares of Common Stock to be issued to such stockholder to the nearest whole number.
If your Warrants are held through a broker, dealer, custodian bank or other nominee and you exercise your Warrants, your account at your nominee will be credited with those shares following the exercise of your Warrants. If you are a holder of record of our Common Stock and you exercise your Warrants, our transfer agent will issue a direct registration account statement representing those shares to you after the exercise of the Warrants.
The person in whose name any shares of Common Stock (or units of Reference Property) shall be issuable upon exercise of a Warrant shall be treated as a stockholder of record of such shares (or holder of such units of Reference Property) as of the Close of Business on the relevant Exercise Date, assuming the satisfaction of all conditions, including the payment of the Warrant Exercise Price. Upon the exercise of any Warrants, such person shall no longer be a Holder of such Warrants as of the Close of Business on the relevant Exercise Date.
Registration and Suspension
The Company has agreed in the Warrant Agreement to use commercially reasonable efforts to cause a shelf registration statement (including, at the Company’s election, an existing registration statement or a replacement thereof), filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of shares of Common Stock to the Holders upon exercise of the Warrants to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Close of Business on the Expiration Date. For the avoidance of doubt, no Warrants shall be exercisable at any time until such shelf registration statement becomes effective. If such shelf registration statement is not effective at any time or from time to time for any reason, the right to exercise Warrants shall be automatically suspended until such shelf registration statement becomes effective (any such period, an “Exercise Suspension Period”). As promptly as practicable upon the occurrence of an Exercise Suspension Period, the Company shall provide notice by press release, with a copy to the Warrant Agent, of any Exercise Suspension Period. Notwithstanding anything to the contrary in the Warrant Agreement, the Expiration Date shall be delayed by the greater of five Business Days and the number of days comprised in such Exercise Suspension Period.
The Company shall be entitled to suspend the availability of such shelf registration statement from time to time if the board of directors of the Company determines that such suspension is necessary or desirable, as determined by the Company in its sole discretion, and provides notice via press release that such determination was made to the Warrant Agent and Holders; provided that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose should remain confidential. If the Company exercises such right prior to the Expiration Date, the Expiration Date shall be delayed by the greater of five Business Days and the number of days during such period for which the availability of such shelf registration statement was suspended.

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Expenses
All expenses related to the registration and approval of the shares of Common Stock issuable upon exercise of the Warrants will be borne by the Company.
Adjustment and Amendment Provisions
Adjustments to Strike Price, Warrant Exercise Rate and Warrant Exercise Price
The Strike Price and the Warrant Exercise Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Strike Price and Warrant Exercise Rate if Holders of the Warrants participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Warrants, in any of the transactions described in this section “Adjustments to Strike Price, Warrant Exercise Rate and Warrant Exercise Price,” without having to exercise their Warrants, as if they held a number of shares of Common Stock equal to the Warrant Exercise Rate, multiplied by the number of Warrants held by such Holder. If the Strike Price is adjusted pursuant to the formulas set forth in any of clauses (a) through (e) below (excluding, for these purposes, a readjustment pursuant to the text following such formulas), then, effective as of the same time at which such adjustment to the Strike Price becomes effective, the Warrant Exercise Rate will be adjusted to an amount equal to the product of (A) the Warrant Exercise Rate in effect immediately before such adjustment to the Warrant Exercise Rate and (B) the quotient obtained by dividing (x) the Strike Price in effect immediately before such adjustment to the Strike Price; and (y) the Strike Price in effect immediately after such adjustment to the Strike Price; provided, however, that the Warrant Exercise Rate will be subject to readjustment to the extent set forth in such clauses.
(a)    If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Strike Price shall be adjusted based on the following formula (with a corresponding adjustment to the Warrant Exercise Rate):

where,

SP0	=
the Strike Price in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

SP1	=	the Strike Price in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, split or combination); and
OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

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 Any adjustment made under this clause (a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, the Strike Price and Warrant Exercise Rate shall be immediately readjusted, effective as of the date the board of directors of the Company determines not to pay such dividend or distribution, to the Strike Price and Warrant Exercise Rate that would then be in effect if such dividend or distribution had not been declared.
(b)    If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Strike Price shall be decreased based on the following formula (with a corresponding increase to the Warrant Exercise Rate):

where,

SP0	=	the Strike Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
SP1	=	the Strike Price in effect immediately after the open of business on such Ex-Dividend Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;
X	=	the total number of shares of Common Stock distributable pursuant to such rights, options or warrants; and
Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any decrease to the Strike Price (and corresponding increase to the Warrant Exercise Rate) made under this clause (b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Strike Price shall be increased (and Warrant Exercise Rate shall be decreased) to the Strike Price (and Warrant Exercise Rate) that would then be in effect had the decrease to the Strike Price (and the increase to the Warrant Exercise Rate) with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Strike Price shall be increased (and Warrant Exercise Rate shall be decreased) to the Strike Price (and Warrant Exercise Rate) that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.
For purposes of this clause (b), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading

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Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.
(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to clause (a) above or clause (b) above, (ii) except as otherwise provided in “Stockholder Rights Plans” below, rights issued pursuant to any stockholder rights plan of the Company then in effect, (iii) distributions of Reference Property issued in exchange for, or upon conversion of, Common Stock in a Share Exchange Event, (iv) dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (d) below shall apply, and (v) Spin-Offs as to which the provisions set forth below in this clause (c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Strike Price shall be decreased based on the following formula (with a corresponding increase to the Warrant Exercise Rate):
where,

SP0	=	the Strike Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
SP1	=	the Strike Price in effect immediately after the open of business on such Ex-Dividend Date;
MP0	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Any decrease to the Strike Price (and corresponding increase to the Warrant Exercise Rate) made under the portion of this clause (c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Strike Price shall be increased (and Warrant Exercise Rate shall be decreased) to be the Strike Price (and Warrant Exercise Rate) that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “MP0” (as defined above), in lieu of the foregoing increase, each Holder of a Warrant shall receive, in respect of each Warrant thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Warrant Exercise Rate in effect on the Ex-Dividend Date for the distribution.
With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Strike Price shall be decreased based on the following formula (with a corresponding increase to the Warrant Exercise Rate):

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where:

SP0	=	the Strike Price in effect immediately prior to the end of the Valuation Period;
SP1	=	the Strike Price in effect immediately after the end of the Valuation Period;
FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and
MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The decrease to the Strike Price (and corresponding increase to the Warrant Exercise Rate) under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Exercise Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Exercise Date in determining the Strike Price (and Warrant Exercise Rate). If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Strike Price shall be immediately increased (and Warrant Exercise Rate shall be immediately decreased), effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Strike Price (and Warrant Exercise Rate) that would then be in effect if such dividend or distribution had not been declared or announced.
For purposes of this clause (c) (and subject in all respect to provisions of “Stockholder Rights Plans” below), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this clause (c) (and no adjustment to the Strike Price (and Warrant Exercise Rate) under this clause (c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Strike Price (and Warrant Exercise Rate) shall be made under this clause (c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Warrant Agreement, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Strike Price (and Warrant Exercise Rate) under this clause (c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Strike Price (and Warrant Exercise Rate) shall be readjusted as if such rights, options or warrants had not been issued and (y) the Strike Price (and Warrant Exercise Rate) shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per

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share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Strike Price (and Warrant Exercise Rate) shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of clause (a) above, clause (b) above and this clause (c), if any dividend or distribution to which this clause (c) is applicable also includes one or both of:
(A) a dividend or distribution of shares of Common Stock to which clause (a) above is applicable (the “Clause A Distribution”); or
(B) a dividend or distribution of rights, options or warrants to which clause (b) above is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this clause (c) is applicable (the “Clause C Distribution”) and any Strike Price (and Warrant Exercise Rate) adjustment required by this clause (c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Strike Price (and Warrant Exercise Rate) adjustment required by clause (a) above and clause (b) above with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of clause (a) above or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section clause (b) above.
(d)    If the Company makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Strike Price shall be adjusted based on the following formula (with a corresponding adjustment to the Warrant Exercise Rate):

where:

SP0	=	the Strike Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
SP1	=	the Strike Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
MP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock;
Any decrease to the Strike Price (and corresponding increase to the Warrant Exercise Rate) pursuant to this clause (d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Strike Price shall be increased (and Warrant Exercise Rate shall be

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decreased), effective as of the date the board of directors of the Company determines not to make or pay such dividend or distribution, to be the Strike Price (and Warrant Exercise Rate) that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease to the Strike Price (and corresponding increase to the Warrant Exercise Rate), each Holder of a Warrant shall receive, for each Warrant it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Warrant Exercise Rate on the Ex-Dividend Date for such cash dividend or distribution.
(e)    If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then applicable tender offer rules under the Exchange Act (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Strike Price shall be decreased based on the following formula (with a corresponding increase to the Warrant Exercise Rate):
where,

SP0	=
the Strike Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

SP1	=
the Strike Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0	=
the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=
the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

MP0	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The decrease to the Strike Price (and corresponding increase to the Warrant Exercise Rate) under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Exercise Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Expiration Date in determining the Strike Price (and Warrant Exercise Rate).

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If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer described in this Section 4.01(e) but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Strike Price (and Warrant Exercise Rate) shall be readjusted to be the Strike Price (and Warrant Exercise Rate) that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.
(f)    Notwithstanding this “Adjustments to Strike Price, Warrant Exercise Rate and Warrant Exercise Price” section or any other provision of the Warrant Agreement, if a Strike Price (and Warrant Exercise Rate) adjustment becomes effective on any Ex-Dividend Date, and a Holder that has exercised its Warrants on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Exercise Date as described under the “Exercise” section above based on an adjusted Strike Price (and Warrant Exercise Rate) for such Ex-Dividend Date, then, notwithstanding the Strike Price (and Warrant Exercise Rate) adjustment provisions in this “Adjustments to Strike Price, Warrant Exercise Rate and Warrant Exercise Price” section, the Strike Price (and Warrant Exercise Rate) adjustment relating to such Ex-Dividend Date shall not be made for such exercising Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(g)    Except as stated herein, the Company shall not adjust the Strike Price (and Warrant Exercise Rate) for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.
(h)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this “Adjustments to Strike Price, Warrant Exercise Rate and Warrant Exercise Price” section, and subject to applicable exchange listing rules and applicable law, the Company from time to time may decrease the Strike Price (or increase the Warrant Exercise Rate) by any amount for a period of at least 20 Business Days if the Company determines that such decrease to the Strike Price (or such increase to the Warrant Exercise Rate) would be in the Company’s best interest. In addition, subject to applicable exchange listing rules and applicable law, the Company may (but is not required to) decrease the Strike Price (or increase the Warrant Exercise Rate) to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.

(i)    Notwithstanding anything to the contrary in this “Adjustment and Amendment Provisions”, the Strike Price (and Warrant Exercise Rate) shall not be adjusted:
(i)    upon the issuance of any shares of Common Stock at a price below the Strike Price or otherwise, other than any such issuance described in clause (a), (b) or (c) of this “Adjustments to Strike Price, Warrant Exercise Rate and Warrant Exercise Price” section;
(ii)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(iii)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any evergreen plan) of or assumed by the Company or any of the Company’s Subsidiaries;
(iv)    upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Warrants were first issued;
(v)    for a third-party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries as described in clause (e) above;
(vi)    upon the repurchase of any shares of Common Stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under clause (e) above; or

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(vii)    solely for a change in the par value (or lack of par value) of the Common Stock.
(j)    All calculations and other determinations under this “Adjustment and Amendment Provisions” section shall be made by the Company and shall be made to the nearest one-hundred thousandth (1/100,000th) of a share and one-hundred thousandth (1/100,000th) of a dollar, as applicable.
(k)    [Reserved.]
(l)    For purposes of this “Adjustments to Strike Price, Warrant Exercise Rate and Warrant Exercise Price” section, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
Effect of Recapitalizations, Reclassifications and Changes of the Common Stock
In case of: (i) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination); (ii) any consolidation, merger, combination or similar transaction involving the Company; (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety; or (iv) any statutory share exchange;
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to exercise each Warrant to purchase Warrant Shares shall be changed into a right to exercise such Warrant to purchase the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Warrant Exercise Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Warrant Agent an amendment to the Warrant Agreement permitted under clause (viii) above in “Amendments” section above providing for such change in the right to exercise each Warrant; provided, however, that at and after the effective time of the Share Exchange Event any shares of Common Stock that the Company would have been required to deliver upon exercise of the Warrants in accordance with “Exercise” section above shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Share Exchange Event.
If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property which a Holder of Warrants will receive upon exercise of such Warrants shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the unit of Reference Property includes, but does not consist entirely of, cash in such Share Exchange Event, then for all exercises of Warrants for which the relevant Exercise Date occurs after the effective date of such Share Exchange Event, (A) the payment of the Warrant Exercise Price required to exercise any Warrant shall be deducted or removed (but, for the avoidance of doubt, not deducted below zero), as applicable, by an amount equal to the product of (I) the Warrant Exercise Rate in effect on the Exercise Date and (II) the amount of cash included in such unit of Reference Property and (B) from the cash that would otherwise be received by Holder upon exercise of such Warrant shall be deducted or removed (but, for the avoidance of doubt, not deducted below zero), as applicable, by an amount equal to amount so deducted from the payment of the Warrant Exercise Price pursuant to the immediately preceding clause (A). If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all exercises of Warrants for which the relevant Exercise Date occurs after the effective date of such Share Exchange Event, (A) no payment of the Warrant Exercise Price will be required to exercise any Warrant, (B) the consideration due upon exercise of each Warrant shall be solely cash in an amount equal to the excess, if any, of (I) the product of (x) the Warrant Exercise Rate in effect on the Exercise Date and (y) the price paid per share of Common Stock in such Share Exchange Event over (II) the Warrant Exercise Price and (C) the Company shall satisfy its obligation to deliver the units of Reference Property in connection with an exercise of Warrants by paying cash to exercising Holders on the fifth Business Day immediately

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following the relevant Exercise Date. The Company shall notify Holders and the Warrant Agent in writing of such weighted average as soon as practicable after such determination is made.
If the Reference Property in respect of any such Share Exchange Event includes, in whole or in part, shares of Common Equity or American depositary receipts (or other interests) in respect thereof, such amendment to the Warrant Agreement described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this “Adjustment and Amendment Provisions” section with respect to the portion of the Reference Property consisting of such Common Equity or American depositary receipts (or other interests) in respect thereof. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or acquiring Person, as the case may be, in such Share Exchange Event, then such amendment to the Warrant Agreement shall also be executed by such other Person, if such Person is an Affiliate of the Company or the successor or acquiring Person, and shall contain such additional provisions to protect the interests of the Holders as the Company shall in good faith reasonably consider necessary by reason of the foregoing.
Amendments
The Warrant Agreement may be amended without the consent of any Holder for one or more of the following purposes:
(i)    to cure any ambiguity, omission, defect or inconsistency;
(ii)    to provide for the assumption by a successor company in any Share Exchange Event, if applicable;
(iii)    to extend the Expiration Date;
(iv)    subject to exchange listing rules and applicable law, to increase the Warrant Exercise Rate, decrease the Strike Price, decrease the Warrant Exercise Price or to add any additional cash, securities or property or asset to the consideration receivable upon exercise of any Warrant;
(v)    to provide each Holder a right to elect for, at the time of each exercise, alternative settlement mechanics such as net share settlement (also known as cashless exercise) or cash settlement (and in the absence of such election, physical settlement as provided herein as of the issuance date of the Warrants applying as the default settlement method);
(vi)    to make any other change to the terms of the Warrants or the Warrant Agreement that does not adversely affect the rights of any Holder in any material respect;
(vii)    to provide for a successor Warrant Agent;
(viii)    in connection with any Share Exchange Event, to provide that the Warrants are exercisable for units of Reference Property;
(ix)    to comply with the rules of any applicable Depositary so long as such amendment does not adversely affect the rights of any Holder in any material respect;
(x)    to conform the provisions of the Warrant Agreement to the “Description of the Warrants” section of this prospectus supplement; and
(xi)    to provide for or confirm the issuance of additional warrants pursuant to the Warrant Agreement.
With the written consent of the Holders of a majority of the then outstanding Warrants, the Company may from time to time amend the Warrant Agreement in a manner that has a material adverse effect on the interests of any of the Holders.
The Company shall provide reasonable notice to the Holders via press release or Form 8-K filing of any material amendment to the Warrant Agreement pursuant to this “Amendments” section and of any material adjustment to the Strike Price, the Warrant Exchange Rate or the Warrant Exercise Price as described in the “Adjustments to Strike Price, Warrant Exercise Rate and Warrant Exercise Price” section above, and in each case materiality shall be determined by the Company using its sole reasonable discretion.

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Stockholder Rights Plans
If the Company has a stockholder rights plan in effect upon exercise of the Warrants, each share of Common Stock, if any, issued upon such exercise shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any exercise of Warrants, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Warrant Exercise Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in clause (c) of “Adjustments to Strike Price, Warrant Exercise Rate and Warrant Exercise Price” section above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
Certain Definitions
“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.
“Close of Business” means 5:00 p.m., New York City time.
“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Ex Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Last Reported Sale Price” of the Common Stock (or any other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

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“Trading Day” means, a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.
Calculations in respect of the Warrants
The Company will be responsible for making all calculations and other determinations specified to be made by it under the Warrant Agreement and the Warrants, and any calculations and determinations not so specified will be the responsibility of the Company. All calculations and determinations will be made in good faith and, absent manifest error, such calculations and determinations will be final and binding on the Company, the Warrant Agent and the Holders.
Certain U.S. Federal Income Tax Consequences
The following is a general discussion based upon present law of certain U.S. federal income tax consequences to U.S. holders (as defined below) of the Warrant Distribution and the ownership and exercise of Warrants received in the Warrant Distribution.
For purposes of this discussion, a U.S. holder is a beneficial owner of shares of Common Stock that receives Warrants in the Warrant Distribution that is:
(i) an individual who is a citizen or resident of the United States;
(ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);
(iii) an estate whose income is subject to U.S. federal income taxation, regardless of its source; or
(iv) a trust if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person.
This discussion does not address the U.S. federal income tax consequences of the receipt, lapse, or disposition of Warrants received in the Warrant Distribution with respect to a holder’s Convertible Notes or the acquisition of Common Stock pursuant to the exercise of such Warrants and, accordingly, a holder of Convertible Notes is urged to consult its own tax advisor regarding any U.S. federal income tax consequences related thereto. This discussion does not address any state, local, or foreign income or other tax consequences, such as the estate and gift tax or the Medicare tax on net investment income, nor does it address all of the tax consequences that may be relevant to any particular shareholder. This discussion also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations (including private foundations), U.S. expatriates (or former citizens or long-term residents of the United States), persons who acquired their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons subject to any alternative minimum tax, traders in securities that elect to mark to market, dealers in securities or currencies, certain taxpayers who file applicable financial statements required to recognize income when the associated revenue is reflected in such financial statements, persons that hold shares of Common Stock or Warrants as part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated investment transaction for U.S. federal income tax purposes, persons that do not hold shares of Common Stock or Warrants as “capital assets” (generally, property held for investment) or persons that do not use the U.S. dollar as their functional currency.
If an entity or arrangement treated as a partnership for applicable tax purposes holds shares of Common Stock or Warrants, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. A partner, member or other beneficial owner of an entity or arrangement treated as a partnership for applicable tax purposes holding shares of Common Stock or Warrants should consult its own tax advisor regarding the tax consequences of the Warrant Distribution and the ownership and exercise of Warrants received in the Warrant Distribution.

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This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury regulations, administrative rulings, and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Warrant Distribution and the ownership and exercise of Warrants received in the Warrant Distribution. In addition, the Company has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Warrant Distribution and the ownership and exercise of Warrants received in the Warrant Distribution, and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
Tax Consequences of the Warrant Distribution
The Warrant Distribution is intended to be treated as a non-taxable distribution under Section 305(a) of the Code. If, however, the Warrant Distribution were treated as a distribution subject to Section 305(b) of the Code, a U.S. holder would be treated for U.S. federal income tax purposes as receiving a distribution equal to the fair market value of the Warrants. In such case, the Warrant Distribution would be taxable as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The remainder of this discussion assumes that the Warrant Distribution will be treated as a non-taxable distribution under Section 305(a) of the Code.
Tax Basis and Holding Period in the Warrants
If the fair market value of the Warrants received in the Warrant Distribution with respect to a U.S. holder’s shares of Common Stock is less than 15% of the fair market value of a U.S. holder’s shares of Common Stock on the date of the Warrant Distribution, the Warrants received will be allocated a zero tax basis for U.S. federal income tax purposes, unless such U.S. holder elects to allocate tax basis between the existing shares of Common Stock and the Warrants in proportion to their relative fair market values determined on the date of the Warrant Distribution. A U.S. holder that elects to allocate tax basis between such holder’s existing shares of Common Stock and Warrants must make this election on a statement included with such holder’s tax return for the taxable year in which the Warrant Distribution occurs. Such an election is irrevocable. If, however, the fair market value of the Warrants received in the Warrant Distribution with respect to a U.S. holder’s shares of Common Stock is 15% or more of the fair market value of a U.S. holder’s shares of Common Stock on the date of the Warrant Distribution, such holder’s tax basis in the existing shares of Common Stock must be allocated between the existing shares of Common Stock and the Warrants in proportion to their relative fair market values determined on the date of the Warrant Distribution.
A U.S. holder’s holding period for the Warrants will include the holding period for the shares of Common Stock with respect to which the Warrants were received.
Possible Constructive Distributions
The number of shares of Common Stock that a holder is entitled to receive upon exercise of a Warrant and the Exercise Price of the Warrant are subject to certain anti-dilution adjustments. Certain of these adjustments (including adjustments as a result of a distribution to holders of shares of Common Stock) could cause a holder to be deemed to receive a “constructive distribution” that is includible in income for U.S. federal income tax purposes. U.S. holders should consult their tax advisors regarding the possibility of constructive distributions with respect to the Warrants.
Lapse of a Warrant
If the Warrants received in the Warrant Distribution expire while a U.S. Holder owns the shares of Common Stock with respect to which the Warrants were distributed, such U.S. holder generally should not recognize any gain or loss upon that expiration. If a U.S. holder has tax basis in the Warrants and allows the Warrants to expire while continuing to hold the shares of Common Stock with respect to which the Warrants were distributed, the tax basis of such shares of Common Stock will be restored to the tax basis of such shares of Common Stock immediately before the receipt of the Warrants in the Warrant Distribution. If the Warrants expire after a U.S. holder has disposed of the shares of Common Stock with respect to which the Warrants were distributed, certain aspects of the tax treatment of the expiration are unclear, and such holder should consult its tax advisor regarding its ability to recognize a loss (if any) on the expiration of the Warrants.

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Exercise of a Warrant
U.S. holders should not recognize any gain or loss with respect to a Warrant upon the exercise of the Warrant. In general, shares of Common Stock acquired pursuant to the exercise of a Warrant will have a tax basis equal to the U.S. holder’s tax basis in the Warrant, if any, increased by the price paid to exercise the Warrant. The holding period for the shares of Common Stock received upon exercise of the Warrant will generally begin on the date of exercise of the Warrant.
If, at the time of the exercise of a Warrant received in the Warrant Distribution, a U.S. holder no longer holds the shares of Common Stock with respect to which such Warrant was received, certain aspects of the tax treatment of the exercise of such Warrant are unclear, including (1) the allocation of tax basis between the shares of Common Stock previously sold and such Warrant, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of Common Stock previously sold, and (3) the impact of such allocation on the tax basis of shares of Common Stock acquired through the exercise of such Warrant. U.S. holders who exercise Warrants received in the Warrant Distribution after disposing of the shares of Common Stock with respect to which such Warrants were received should consult their tax advisors as to these uncertainties.
Sale or Other Taxable Disposition of a Warrant
The gain or loss a U.S. holder realizes on the sale or other taxable disposition of a Warrant generally will be a capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the Warrants for more than one year. The amount of a U.S. holder’s gain or loss will equal the difference between the U.S. Holder’s tax basis in the Warrants disposed of and the amount realized on the disposition. For non-corporate taxpayers, including individuals, long-term capital gains are generally eligible for reduced rates of taxation. In addition, certain limitations exist on the deductibility of capital losses.
Information Reporting and Backup Withholding
In general, information reporting may apply to dividends paid to a U.S. holder and to the proceeds of the sale or disposition of the Warrants or Common Stock unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

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LEGAL MATTERS
The validity of our Common Stock offered hereby will be passed upon for us by White & Case LLP, New York, NY.
EXPERTS
The consolidated financial statements of GameStop Corp. as of February 1, 2025 and February 3, 2024, and for the 52 week period ended February 1, 2025, the 53 week period ended February 3, 2024 and the 52 week period ended January 28, 2023, incorporated by reference in this prospectus by reference to GameStop Corp.’s annual report on Form 10-K for the period ended February 1, 2025, and the effectiveness of GameStop Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet by visiting our website at https://news.gamestop.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information and materials contained on our website, except for our SEC filings expressly described below, are not part of this prospectus and are not incorporated by reference into this prospectus.
INFORMATION INCORPORATED BY REFERENCE
We “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to the documents that contain such information. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the initial filing of this prospectus supplement, and (ii) on or after the date of this prospectus supplement and prior to the termination of the offering made pursuant to this prospectus supplement:
•Our Annual Report on Form 10-K for the fiscal year ended February 1, 2025, filed with the SEC on March 25, 2025 (the “Annual Report”);
•Our Quarterly Reports on Form 10-Q for the quarterly periods ended May 3, 2025 and August 2, 2025, filed with the SEC on June 10, 2025 and September 9, 2025, respectively;
•The information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 24, 2025;
•Our Current Reports on Form 8-K, filed with the SEC on February 18, 2025, April 1, 2025, May 28, 2025, June 13, 2025, June 17, 2025, June 24, 2025, August 11, 2025, and September 9, 2025 (excluding the information “furnished under Items 2.02 and 7.01 therein); and
•The description of our Class A common stock contained in our Registration Statement on Form 8-A filed October 3, 2005, including any amendment or report filed with the SEC for the purpose of updating such description.
Nothing in this prospectus supplement shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).
We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors find important. We will provide to each person, including any beneficial owner,

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to whom a prospectus or prospectus supplement is delivered, at no cost, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, upon written or telephonic request to us at our principal executive offices at the following telephone number and address: 625 Westport Parkway, Grapevine, Texas 76051, (817) 424-2000, Attn: Investor Relations.
You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus supplement and the accompanying prospectus or any other offering materials we may use. You should assume that the information in this prospectus supplement and the accompanying prospectus and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.
The statements that we make in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference in this prospectus supplement and the accompanying prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which the accompanying prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

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PROSPECTUS
GAMESTOP CORP.
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Subscription Rights
We may offer and sell, from time to time, one or any combination of the securities we describe in this prospectus. The preferred stock, debt securities, depositary shares, warrants, purchase contracts, units and subscription rights may be convertible into or exercisable or exchangeable for our common stock, our preferred stock or our other securities. This prospectus provides you with a general description of the securities we may offer.
When we offer securities, we will provide you with a prospectus supplement that will contain specific information about the terms and conditions of any securities offered, any net proceeds that we expect to receive from the sale of such securities and the specific manner in which the securities will be offered. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.
Our Class A common stock is traded on the New York Stock Exchange under the symbol “GME.” Any Class A common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities, we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Our principal executive offices are located at 625 Westport Parkway, Grapevine, Texas 76051, and our telephone number is (817) 424-2000. Our internet address is www.gamestop.com.

Investing in our securities involves significant risk. See “Risk Factors” on page 5 of this prospectus. You should carefully read and consider the information in this prospectus, the applicable prospectus supplement and the risk factors included in the applicable prospectus supplement and/or in our periodic and other reports and other information that we file with the Securities and Exchange Commission before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 2, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.
Unless otherwise indicated or the context requires otherwise, references in this prospectus to “GameStop,” the “Company,” “we,” “us,” “our” or comparable terms are to GameStop Corp., a Delaware corporation, and its consolidated subsidiaries.
TRADEMARKS AND SERVICE MARKS
We have a number of trademarks and service marks, including “GameStop®” and “GameStop Pro®," which are registered with the U.S. Patent and Trademark Office. For many of our trademarks and service marks, including “Micromania®,” “EB Games®” and "Zing Pop Culture®," we also have registered or have registrations pending with the trademark authorities throughout the world. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Solely for convenience, trademarks, service marks and tradenames referred to in this prospectus or in the documents incorporated by reference herein may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our or their rights or the right of the applicable licensor to these trademarks, service marks and tradenames.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Information by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Information about us is also available on our website at https://www.gamestop.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus or any prospectus supplement.
We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is also made to such registration statement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to the documents that contain such information. The information incorporated by reference is an important part of this prospectus. Information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the initial filing of the registration statement that contains this prospectus, and (ii) on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus:

•Our Annual Report on Form 10-K for the fiscal year ended February 1, 2025, filed with the SEC on March 25, 2025 (the “Annual Report”);
•Our Quarterly Reports on Form 10-Q for the quarterly periods ended May 3, 2025 and August 2, 2025, filed with the SEC on June 10, 2025 and September 9, 2025, respectively;
•The information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 24, 2025;
•Our Current Reports on Form 8-K, filed with the SEC on February 18, 2025, April 1, 2025, May 28, 2025, June 13, 2025, June 17, 2025, June 24, 2025, August 11, 2025, and September 9, 2025 (excluding the information “furnished” under Items 2.02 and 7.01 therein); and
•The description of our Class A common stock contained in our Registration Statement on Form 8-A filed October 3, 2005, including any amendment or report filed with the SEC for the purpose of updating such description.
Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).
We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors find important. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, upon written or telephonic request to us at our principal executive offices at the following telephone number and address: 625 Westport Parkway, Grapevine, Texas 76051, (817) 424-2000, Attn: Investor Relations.
You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.
The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

GAMESTOP CORP.
We are a leading specialty retailer offering games and entertainment products through our thousands of stores and ecommerce platforms. We were established in 1996 and, as of February 1, 2025, had a total of 3,203 stores across all of our segments. Our stores and ecommerce sites operate primarily under the names GameStop, EB Games and Micromania. We operate our business in three geographic segments: United States, Australia and Europe.
Our principal executive office is located at 625 Westport Parkway, Grapevine, Texas 76051, and our telephone number is (817) 424-2000. Our website address is www.gamestop.com. None of the information on, or accessible through, our website is incorporated in or constitutes a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS
An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider the risk factors incorporated by reference in this prospectus, including the risk factors contained in our annual, quarterly and current reports. Additional risk factors specific to particular securities will be detailed in one or more supplements to this prospectus. If any of these risks actually occur, our business, results of operations, financial condition, cash flows and prospects, the market price of our common stock and our ability to satisfy any debt service obligations may be materially and adversely affected. This could cause the value of our securities to decline and you could lose part or all of your investment. These risks are not the only ones we face. Additional risks not presently known to us or that as of the date of this prospectus we deem immaterial may also have a material adverse effect on us. Some statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement constitute forward-looking statements. Please refer to the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should consult your financial, legal, tax and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for you.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein, each contain “forward-looking statements” within the meaning of the safe harbor from civil liability set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Forward-looking statements include, among others, statements about our future financial condition, results of operations, our business strategy and objectives, including our acquisition strategy, our value-add initiatives, occupancy and leasing rates and trends, and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital). Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks, including, without limitation:
•economic, social, and political conditions in the markets in which we operate;
•the competitive nature of our industry, including competition from multi-channel retailers, ecommerce businesses, and others;
•the cyclicality of the video game industry;
•our dependence on the timely delivery of new and innovative products from our vendors;
•the impact of technological advances in the video game industry and related changes in consumer behavior on our sales;
•interruptions to our supply chain or the supply chain of our suppliers;
•our dependence on sales during the holiday selling season;
•our ability to obtain favorable terms from current and future suppliers and service providers;
•our ability to anticipate, identify and react to trends in pop culture with regard to our sales of collectibles;
•our ability to maintain strong retail and ecommerce experiences for our customers;
•our ability to keep pace with changing industry technology and consumer preferences;
•our ability to manage our profitability and cost reduction initiatives;
•turnover in senior management or our ability to attract and retain qualified personnel;
•potential damage to our reputation or customers’ perception of the Company;
•our ability, or the ability of the third parties with whom we work, to maintain the security or privacy of customer, associate or Company information;
•occurrence of weather events, natural disasters, public health crises and other unexpected events;
•our ability to contain or reduce inventory shrinkage;
•potential failure or inadequacy of our computerized systems;
•the ability of our third party delivery services to deliver products to our retail locations, fulfillment centers and consumers and changes in the terms we have with such service providers;
•the ability and willingness of our vendors to provide marketing and merchandising support at historical or anticipated levels;
•restrictions on our ability to purchase and sell pre-owned products;
•our ability to renew or enter into new leases on favorable terms;
•unfavorable changes in our global tax rate;

•legislative actions;
•our ability to comply with federal, state, local and international laws, regulations and statutes;
•changes to tariff and import/export regulations;
•potential future litigation and other legal proceedings;
•volatility in the value of our investments and securities;
•concentration of our investment portfolio into one or fewer holdings;
•variation in our earnings due to our current and potential future holdings of equity securities or certain crypto-currencies, including our current holdings of Bitcoin;
•exposure to risks associated with Bitcoin and stablecoins or other crypto-currencies;
•our failure to deal appropriately with conflicts of interest;
•restrictions on our activities and burdensome compliance requirements if we are deemed to be an investment company under the Investment Company Act;
•the recognition of losses in a particular investment even if we have not sold the investment;
•volatility in our common stock price, including volatility due to potential short squeezes;
•the availability of content via public media that is published by third parties, including blogs, posts, articles, message boards and social and other media that may include statements not attributable to the Company and may not be reliable or accurate;
•the availability and future sales of substantial amounts of our common stock;
•future sales of our common stock in the public markets by our insiders or the perception that these sales may occur;
•fluctuations in our results of operations from quarter to quarter;
•the restrictions contained in the agreements governing our convertible notes;
•our ability to service our debt, including the convertible notes;
•our ability to settle conversions of, or repurchase, the convertible notes;
•dilution to current stockholders caused by the conversion of our convertible debt securities;
•risks associated with our investments in marketable, nonmarketable and interest-bearing securities, including the impact of such investments on our financial results;
•our failure to timely file reports with the SEC, which may restrict our ability to register the offer and sale of our securities using a registration statement on Form S-3, including this registration statement on Form S-3;
•our ability to generate sufficient cash flow to fund our operations;
•our ability to incur additional debt; and
•our ability to maintain effective control over financial reporting.
The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Please refer to the section entitled “Risk Factors” for additional information as to risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and investors should not rely upon these forward-looking statements after the date of this prospectus.

USE OF PROCEEDS
Unless we otherwise specify in an accompanying prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes, including making investments in a manner consistent with our investment policy and potential acquisitions. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER
CAPITAL STOCK
The following description of our shares of Class A common stock and shares of preferred stock sets forth certain general terms and provisions of the shares of Class A common stock and shares of preferred stock to which any prospectus supplement may relate. The terms of our charter and bylaws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents, which are incorporated by reference as Exhibits 3.1, 3.2 and 3.3, respectively, within this registration statement on Form S-3.
Common Stock
Our charter authorizes us to issue up to 1,000,000,000 shares of Class A common stock, par value $.001 per share (our “common stock”), and up to 5,000,000 shares of preferred stock, par value $.001 per share (our “preferred stock”). As of September 5, 2025, there were 447,666,484 shares of our common stock outstanding.
Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors from time to time out of assets or funds legally available for payment, subject to the rights of the holders of our preferred stock, if any.
Each share of our common stock entitles the holder of record to one vote at all meetings of stockholders, and the votes are noncumulative. For business to be properly brought by a stockholder before the annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Secretary of the Company and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice of intention to make a nomination or to propose other business at the annual meeting must either (i) be sent to the Company in compliance with the requirements of SEC Rule 14a-8, if the proposal is submitted under such rule, or (ii) if not, be mailed and received by, or delivered to, the Secretary at the principal executive offices of the Company not earlier than the 120th day and not later than the 90th day prior to the anniversary of the date the immediately preceding annual meeting of stockholders or, if the date of the annual meeting of stockholders is more than 25 days earlier or later than such anniversary date, then not later than the close of business on the 10th day after public disclosure of the meeting date.
Our bylaws may be amended or repealed, and new bylaws may be adopted, either by our board of directors or by the affirmative vote of at least 80% of the voting power of all then outstanding shares of capital stock.
In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of our common stock will be entitled to share ratably in any of the assets available for distribution after we have paid in full all of our debts and after holders of our outstanding shares of preferred stock, if any, have been paid in full their liquidation preferences.
Our outstanding shares of common stock are fully paid and nonassessable. Holders of our common stock have no preemptive or preferential rights. Shares of our common stock are not convertible into shares of any other class of capital stock.
Preferred Stock
Our charter authorizes us to issue up to 5,000,000 shares of preferred stock, in one or more series, and to determine the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. Subject to the determination of our board of directors in any certificate or designation for a series of preferred stock, our preferred stock would generally have preference over common stock with respect to the payment of dividends and the distribution of assets in the event we were to liquidate, dissolve or wind up our affairs. We currently have no shares of preferred stock outstanding.
Anti-Takeover Provisions
Charter
Our charter and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders. Our charter contains a provision expressly stating that we are not subject to Section 203 of the Delaware General Corporation Law, which would otherwise restrict certain transactions with an interested stockholder.
Stockholder Action; Special Meeting of Stockholders
Our charter and bylaws further provide that special meetings of our stockholders may be called only by the Chairman of the Board of directors, the Chief Executive Officer or a majority of the board of directors.
Authorized But Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

DEBT SECURITIES
The following description contains general terms and provisions of debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information, please refer to the provisions of the form of indenture or to the provisions of the debt security, a form of which we will file with the SEC at or prior to the time of the sale of the debt securities. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.
The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:
•the title and ranking (including the terms of any subordination provisions) of the debt securities;
•the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which we will pay the principal on the debt securities;
•the form of the debt securities;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of and interest on the debt securities will be payable;
•the applicability of any guarantees;
•the terms and conditions upon which we may redeem the debt securities;
•whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;
•the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities;
•the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;
•if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•the terms of the subordination of any series of the debt securities;
•restrictions on transfer, sale or other assignment of the debt securities, if any;
•if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
•the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;
•with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;
•any provisions granting special rights to holders when a specified event occurs;
•any addition to, deletion of or change in the provisions relating to or dealing with defeasance;
•any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.
In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. GameStop, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.
Consolidation, Merger or Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
•we are the surviving corporation or the successor person (if other than GameStop) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and
•certain other conditions are met.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
Event of default means, with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any debt security of that series when due and payable;
•default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain events of bankruptcy, insolvency or reorganization of our company; and
•any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “—Consolidation, Merger or Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.
“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:
•direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or
•obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act of 1939, as amended, that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act of 1939, as amended), it must eliminate such conflict or resign.
Regarding Payments and Paying Agents
Unless we state otherwise in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest payment.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agent designated by us, except that unless we indicate otherwise in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we indicate otherwise in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DEPOSITARY SHARES
The following description contains general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such depositary shares. For more information, please refer to the provisions of the deposit agreement, a form of which we will file with the SEC at or prior to the time of the sale of the depositary shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
General
We may, at our option, elect to offer fractional interests in shares of a series of preferred stock as depositary shares, rather than full shares of preferred stock. In such event, we will issue depositary receipts for those depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the related prospectus supplement.
Shares of any series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement, between us and a bank or trust company selected by us. We refer to this entity as a Preferred Stock Depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the Preferred Stock Depositary with respect to those depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all of the rights, preferences and privileges of the preferred stock represented thereby (including dividend, voting, conversion, exchange, redemption, and liquidation rights, if any).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of preferred stock as described in the applicable prospectus supplement. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.
Dividends and Other Distributions
The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of a series of preferred stock to the record holders of depositary receipts relating to that preferred stock in proportion, insofar as possible, to the number of the depositary receipts owned by those holders on the relevant record date (subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary). The Preferred Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed will be held by the Preferred Stock Depositary and added to and treated as part of the next sum received by such Preferred Stock Depositary for distribution to record holders of depositary shares then outstanding.
In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of depositary shares entitled thereto, in proportion to the number of such depositary shares owned by those holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the public or private sale of such property and distribution of the net proceeds therefrom to holders of depositary shares.
The amount so distributed to record holders of depositary receipts in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Preferred Stock Depositary on account of taxes. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares.
No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Redemption of Depositary Shares
If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from redemption, in whole or in part, of such class or series of preferred stock held by the Preferred Stock Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and other amounts per share, if any, payable in respect of such class or series of preferred stock. Whenever we redeem preferred stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by pro rata (as nearly as may be practicable without creating fractional depositary shares), or by any other methods that may be determined to be equitable by the Preferred Stock Depositary.
From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares with respect to those depositary shares will cease, except the right to receive the redemption price upon that redemption. Any funds deposited by us with the Preferred Stock Depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date those funds are so deposited.
Voting of the Shares of Preferred Stock
Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of meeting to record holders of the depositary receipts evidencing the depositary shares of such class or series of preferred stock. Each record holder of the depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the related class or series of preferred stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by those depositary shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing those shares of preferred stock. The Preferred Stock Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is taken in good faith and does not result from the negligence or willful misconduct of the Preferred Stock Depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of related preferred stock as set forth in the related prospectus supplement.
Conversion and Exchange of Preferred Stock
The depositary shares are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the related prospectus supplement relating to an offering of depositary shares, a record holder of depositary receipts may have the right or obligation to surrender such depositary receipts to the Preferred Stock Depositary, with written instructions to the Preferred Stock Depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares, as evidenced by such depositary receipts, into whole shares of common stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Withdrawal of Preferred Shares

Upon surrender of depositary receipts at the principal office of the Preferred Stock Depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), upon payment of any unpaid amount due to the Preferred Stock Depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts will be entitled to delivery at such office, to or upon such owner’s order, of the number of whole shares of preferred shares and all money and other property, if any, represented by the depositary shares. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. Partial shares of preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred shares to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred shares that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may be amended at any time by agreement between us and the Preferred Stock Depositary. However, amendments, if any, which materially and adversely alter the rights of holders of depositary receipts or that would be materially and adversely inconsistent with the rights of holders of the underlying preferred stock, will be ineffective unless the amendment has been approved by the existing holders of at least a majority of the depositary shares then outstanding under the deposit agreement. Every holder of outstanding depositary receipts at the time of any such amendment, if any, becomes effective shall be deemed, by continuing to hold its depositary receipts, to consent to the amendment and to be bound by the applicable deposit agreement as amended thereby.
We may terminate a deposit agreement upon not less than 30 days’ prior written notice to the Preferred Stock Depositary if a majority of each class or series of preferred stock subject to the deposit agreement consents to its termination, whereupon the Preferred Stock Depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by those depositary receipts, together with any other property held by the Preferred Stock Depositary with respect to those depositary receipts. Additionally, a deposit agreement will automatically terminate if:
•all outstanding depositary shares related thereto have been redeemed;
•there has been a final distribution in respect of the preferred stock underlying those depositary shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts; or
•each share of related preferred stock has been converted into our capital stock not so represented by depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the Preferred Stock Depositary’s fees and charges in connection with the initial deposit of the preferred stock and initial issuance of depositary receipts and any redemption or conversion of the preferred stock. Holders of depositary receipts will pay all other transfer and other taxes, governmental charges, and fees and expenses of the Preferred Stock Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
A Preferred Stock Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove any Preferred Stock Depositary. Any such resignation or removal will take effect upon the appointment of a successor Preferred Stock Depositary and that successor Preferred Stock Depositary’s acceptance of the appointment. The successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company.
Miscellaneous

The Preferred Stock Depositary will forward all reports and communications which we deliver to the Preferred Stock Depositary and which we are required or otherwise determine to furnish to holders of the preferred stock.
Neither we nor any Preferred Stock Depositary will be liable if we are or it is prevented or delayed by law or any circumstance beyond our or its control in performing our or its obligations under a deposit agreement. Our obligations and the obligations of any Preferred Stock Depositary under a deposit agreement will be limited to performing in good faith our and its respective duties thereunder (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), without negligence, gross negligence or willful misconduct. We and any Preferred Stock Depositary will not be obligated under the deposit agreement to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of any preferred stock represented thereby unless satisfactory indemnity is furnished. We and the Preferred Stock Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed and presented by the proper party or parties.
In the event the Preferred Stock Depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from us.

WARRANTS
The following description contains general terms and provisions of warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the warrants so offered will be described in the prospectus supplement relating to such warrants. For more information, please refer to the provisions of the warrant agreement and warrant, forms of which we will file with the SEC at or prior to the time of the sale of the warrants. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We may offer, by means of this prospectus and the accompanying prospectus supplements, warrants for the purchase of our common stock, preferred stock, debt securities or depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following, as applicable:
•the title of the warrants;
•the price or prices at which the warrants will be issued;
•the currencies in which the price or prices of the warrants may be payable;
•the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•the aggregate number of warrants;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•the maximum or minimum number of warrants that may be exercised at any time;
•a discussion of material U.S. federal income tax considerations;
•information with respect to book-entry procedures, if any; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase the amount of our common stock, preferred stock, debt securities and/or depositary shares or other securities or rights, as the case may be, at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward or cause to be forwarded the common stock, preferred stock, debt securities, depositary shares or other securities or rights that the warrant holder has purchased, as the case may be. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

PURCHASE CONTRACTS
The following description contains general terms and provisions of purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the purchase contracts so offered will be described in the prospectus supplement relating to such purchase contracts. For more information, please refer to the provisions of the purchase contract, a form of which we will file with the SEC at or prior to the time of the sale of the purchase contracts. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We may issue purchase contracts representing contracts obligating holders to purchase or sell, and obligating us to sell or purchase, a specified or varying number of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the foregoing, currencies or commodities at a future date or dates. Price and quantity terms may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be entered into separately or as a part of a unit that consists of a purchase contract and warrants. The purchase contracts may require us to make periodic payments to the holders of the units or require the holders of the units to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner. The applicable prospectus supplement may also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

UNITS
The following description contains general terms and provisions of units to which any prospectus supplement may relate. The particular terms of the units offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the units so offered will be described in the prospectus supplement relating to such units. For more information, please refer to the provisions of the unit agreement and unit certificate, forms of which we will file with the SEC at or prior to the time of the sale of the units. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.
We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units.
The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following, as applicable:
•the title of any series of units;
•the designation and terms of the units and of the securities comprising the units;
•the aggregate number of, and the price at which we will issue, the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•whether the units will be issued in fully registered or global form;
•a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;
•a discussion of material U.S. federal income tax considerations;
•whether the units will be listed on any securities exchange; and
•any other material terms of the units and their constituent securities.

SUBSCRIPTION RIGHTS
The following description contains general terms and provisions of subscription rights to which any prospectus supplement may relate. The particular terms of the subscription rights offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the subscription rights so offered will be described in the prospectus supplement relating to such subscription rights. For more information, please refer to the provisions of the subscription rights agreement and subscription rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the subscription rights. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We may issue subscription rights to purchase common stock, preferred stock, debt securities or depositary shares. These subscription rights may be issued independently or together with any other security offered by any prospectus supplement, and may be attached to or separate from such securities. These subscription rights may be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers, as specified in the applicable prospectus supplement relating to that particular issue of subscription rights, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The subscription rights will be issued under a separate subscription agreement, to be entered into between us and a bank or trust company, as specified in the prospectus supplement relating to that particular issue of subscription rights.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following, as applicable:
•the price, if any, for the subscription rights;
•the exercise price payable for each share of common stock, preferred stock, debt securities or depositary shares upon the exercise of the subscription rights;
•the number of subscription rights being issued;
•the number and terms of the shares of common stock, preferred stock, debt securities or depositary shares which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable, including the date, if any, on and after which the subscription rights may be transferrable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the minimum or maximum number of subscription rights which may be exercised at any one time;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

BOOK-ENTRY SECURITIES
We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.
Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.
Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.
If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

SELLING SECURITY HOLDERS
Selling security holders to be named in a prospectus supplement may, from time to time, offer and sell some or all of our securities held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling security holders may sell our securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling security holders may also sell, transfer or otherwise dispose of some or all of our securities held by them in transactions exempt from the registration requirements of the Securities Act.
We will provide you with a prospectus supplement, which will, among other things, set forth the name of each selling security holder and the number of our securities beneficially owned by such selling security holders that are covered by such prospectus supplement.

PLAN OF DISTRIBUTION
The securities being offered hereby may be sold in one or more of the following ways:
•directly to investors, including through a specific bidding, auction or other process;
•to investors through agents;
•directly to agents;
•to or through brokers or dealers;
•to the public through underwriting syndicates led by one or more managing underwriters;
•to one or more underwriters acting alone for resale to investors or to the public;
•in “at-the-market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•through a distribution to our existing stockholders;
•through forward or other derivative transactions relating to the securities being registered hereunder; or
•through a combination of any such methods of sale.
If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.
Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
Any of the prices may represent a discount from the then prevailing market prices.
In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
The applicable prospectus supplement will, where applicable:
•describe the terms of the offering;
•identify any such underwriter, dealer or agent;
•describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•describe the purchase price or the public offering price of the securities;
•identify the amounts underwritten; and
•identify the nature of the underwriter’s or underwriters’ obligation to take the securities.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the New York Stock Exchange, or the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of preferred stock, or any other securities being offered hereby, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.
Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Certain legal matters with respect to the securities to be offered by us by means of this prospectus will be passed upon for us by White & Case LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of GameStop Corp. as of February 1, 2025 and February 3, 2024, and for the 52 week period ended February 1, 2025, the 53 week period ended February 3, 2024 and the 52 week period ended January 28, 2023, incorporated by reference in this prospectus by reference to GameStop Corp.’s annual report on Form 10-K for the period ended February 1, 2025, and the effectiveness of GameStop Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Class A Common Stock
PROSPECTUS SUPPLEMENT
October 7, 2025